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                            REGISTRATION RIGHTS AGREEMENT


         Agreement dated as of February 29, 1996 between Alliance Capital Management L.P. ("ACM"), on the one hand, and all of the parties listed on
Schedule I hereto, on the other hand (the "Cursitor Entities").

         In consideration of the mutual promises and agreements set forth below, the Company and the Cursitor Entities agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

         SECTION 1.1. DEFINITIONS. Terms defined in the Transaction Agreement (the "Agreement") dated as of December , 1995 among Alliance Capital Management L.P. ("ACM"), all of the shareholders of record of Cursitor Holdings Limited, Cursitor Holdings, L.P. and the Persons listed on Schedule 1.2 thereto used herein are used as therein defined. In addition, the following terms, as used herein, have the following meanings:

         "Cursitor Transferee" has the meaning set forth in Section 5.2.

         "Cursitor LLC Units" means the Units issued pursuant to Article IX of the LLC Agreement.

         "Cursitor Transaction Units" means the Units issued pursuant to
Section 2.6(a) and 2.6(b) of the Transaction Agreement.

         "Cursitor Units" means the Cursitor Transaction Units and the Cursitor LLC Units.

         "Cursitor Unit Holder" means the person or entity to whom or to which the Cursitor Units are initially issued pursuant to the terms of the Transaction Agreement or the LLC Agreement, as the case may be.

         "Demand Registration" has the meaning set forth in Section 2.1.

         "Piggyback Registration" has the meaning set forth in Section 2.2.

         "Registrable Securities" means the Cursitor Units, any Units which may be issued or distributed in respect

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thereof by way of Unit subdivision or combination or otherwise, recapitalization, merger, consolidation or reclassification or other reorganization or otherwise. A Registrable Security shall cease to be a Registrable Security when: (i) a registration statement with respect to the sale of such security shall have become effective under the Securities Act and such security shall have been disposed of in accordance with such registration statement or any failure so to dispose of such security shall be attributable only to (x) reasons solely within the control of a Cursitor Unit Holder or (y) a failure of an Underwriter or a Cursitor Unit Holder under normal market conditions to locate a purchaser for such security or (ii) such security shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act.

         "Registration Rights" means the rights set forth in this Registration Rights Agreement.

         "Underwriter" means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

                                      ARTICLE II

                                 REGISTRATION RIGHTS

         SECTION 2.1. DEMAND REGISTRATION. (a) After January 1, 1997, upon proper written request of any Cursitor Unit Holder or Cursitor Transferee (provided that any such request may not be made so as to require the filing of a registration statement from and including November 1 through December 31 of any given year and that any such request by a Cursitor Transferee may only be made with the prior written approval of Holdings L.P. at any time that any of the Cursitor Unit Holders owns any Registrable Securities), requesting that ACM effect the registration under the Securities Act of all or part of the Registrable Securities owned by the Cursitor Unit Holders specified in such request and specifying the method of disposition thereof, ACM will promptly (but in no event more than five New York Business Days after the receipt of such request) give written notice of such requested registration to all Cursitor Unit Holders and all Cursitor Transferees, if any, other than a requesting Cursitor Unit Holder or Cursitor Transferee, and ACM shall file with the Commission as promptly as practicable after sending such notice, and use its best efforts to cause to become effective, a registration statement under the Securities Act registering the offering and sale of:

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         (i)  Registrable Securities which ACM has been so requested to register by such Cursitor Unit Holders or Cursitor Transferees, as the case may be; and

         (ii) all other Registerable Securities which ACM has been requested to register by any other Cursitor Unit Holder or Cursitor Transferee, as the case may be, by written request given to ACM within 10 days after the giving of such written notice by ACM (which request shall specify the intended method of disposition of such Registerable Securities), all to the extent necessary to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities so to be registered (a "Demand Registration") PROVIDED that ACM shall not be obligated in respect of any Cursitor Units (i) to file a registration statement in respect of more than one Demand Registration in the four-year period following the first anniversary of the Closing Date and thereafter, ACM shall not be obligated to file any registration statements in respect of any Demand Registrations, unless ACM shall issue any Cursitor LLC Units, in which case ACM shall not be obligated to file a registration statement in respect of more than one additional Demand Registration in the period following such issuance, (ii) to file a registration statement in respect of a Demand Registration with respect to Registrable Securities representing greater than 50% of all outstanding Cursitor Units in the four-year period following the first anniversary of the Closing Date,
(iii) to file a registration statement in respect of a Demand Registration with respect to Registrable Securities which, as of the date of receipt of the written request to register, have an aggregate market value of less than $15,000,000, (iv) to file a registration statement in respect of a Demand Registration with respect to any Cursitor Units that are eligible for resale pursuant to Rule 144, (v) to file a registration statement in respect of more than one Demand Registration in any 6 month period, (vi) to maintain the effectiveness of any registration statement in respect of a Demand Registration for a period of more than 45 days or such shorter period as necessary to effect the sale of the Registrable Securities pursuant to such registration statement or to maintain the effectiveness of such registration statement during the months of November or December of any given year, (vii) during November or December of any given year, to file with the Securities and Exchange Commission, maintain the effectiveness of, or offer Registrable Securities for sale pursuant to, any registration statement in respect of a Demand Registration. For purposes of the preceding sentence, references to "market value" of securities that are listed for trading on the New York Stock Exchange shall be the market value based

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on the closing price on the New York Stock Exchange on the applicable date.

         (b) If the Cursitor Unit Holder or Cursitor Transferee requesting a Demand Registration so elects (provided that such election, including the choice of Underwriters from the list referred to below, may only be made with the prior written approval of Holdings L.P. at any time that any Cursitor Unit Holder owns any Registrable Securities), the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The requesting Cursitor Unit Holder shall select the lead and other managing Underwriters in connection with such offering from a list of at least seven securities dealers of national reputation prepared by ACM. If a requested Demand Registration involves an underwritten offering and any lead Underwriter advises ACM that, in its opinion, the number of securities requested to be included in such registration (including securities of ACM which are not Registrable Securities) exceeds the number which can be sold in such offering without a significant adverse effect on the price, timing, or distribution of the Registrable Securities offered, ACM will (subject to the last sentence of this paragraph) include in such registration only the Registrable Securities requested to be included in such registration. In the event that the number of Registrable Securities requested to be included in such registration exceeds the number which, in the opinion of any lead Underwriter, can be sold without a significant adverse effect on the price, timing, or distribution of the Registrable Securities offered, then ACM will include in such registration the number of Registrable Securities which, in the opinion of such lead Underwriter, can be sold, such number to be allocated by Holdings L.P. or, if no Cursitor Unit Holders own any Registrable Securities, by the requesting Cursitor Transferee, pro rata among all Cursitor Unit Holders and Cursitor Transferees desiring to sell Registrable Securities pursuant to the Demand Registration on the basis of the relative number of shares of Registrable Securities then held by each such Cursitor Unit Holder or Cursitor Transferee (PROVIDED that any allocation to any such Cursitor Unit Holder or Cursitor Transferee that exceeds the Registrable Securities such Cursitor Unit Holder or Cursitor Transferee owns any Registrable Securities desires to include in the registration statement shall be reallocated among the remaining Cursitor Unit Holders and Cursitor Transferees in like manner). In the event that the number of Registrable Securities requested to be included in such registration is less than the number which, in the opinion of any lead Underwriter, can be sold without a significant adverse effect on the price, timing, or distribution of the Registrable Securities offered, ACM may include in such registration the securities ACM or any other

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holder of ACM's securities proposes to sell up to the number of securities that, in the opinion of such lead Underwriter, can be sold.

         (c) ACM shall be entitled to postpone for a reasonable period of time (not to exceed ninety (90) days (a "Block Period"), which may not thereafter be extended) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to Section 2.1(a) hereof if, at the time it receives a request for a Demand Registration, ACM determines in good faith that such offering would be detrimental or otherwise disadvantageous to ACM or its Unitholders, in which case ACM shall have furnished a certificate of an executive officer of its General Partner to that effect to Holdings L.P. (if any Cursitor Units held by Cursitor Unit Holders are to be included in such registration) and to all Cursitor Transferees which hold Registrable Securities to be included in such registration. After such period of postponement ACM shall effect such registration as promptly as practicable without further request from the holders of Registrable Securities, unless the request for registration has been withdrawn.

         SECTION 2.2. PIGGYBACK REGISTRATION. (a) If, after the first anniversary of the Closing Date, ACM proposes to file a registration statement under the Securities Act with respect to an offering of Units of the same class as the Cursitor Units for cash (other than an offering (i) relating to a business combination that is to be filed on Form S-4 under the Securities Act (or any successor form thereto), (ii) relating to an employee benefit plan or
(iii) pursuant to a shelf registration statement (other than a shelf registration pursuant to the exercise of a demand registration right by a selling Unitholder other than a Cursitor Unitholder or a Cursitor Transferee, subject to any and all of the restrictions that apply to such selling Unitholder in respect of such demand registration right) then ACM shall give written notice of such proposed filing to Holdings L.P. (if any Cursitor Unit Holders own any Registrable Securities) and to all Cursitor Transferees as soon as practicable (but in no event less than 20 days before the anticipated filing date). ACM shall use its best efforts to include such number of Registrable Securities in such registration statement which ACM is requested to register by any Cursitor Unit Holder or any Cursitor Transferee (a "Piggyback Registration"), which request shall be made to ACM within 15 days after such Cursitor Unit Holder or Cursitor Transferee, as the case may be, receives notice from ACM of such proposed filing; PROVIDED, that (i) if, at any time after giving written notice of its intention to file a registration statement and prior to the effectiveness of such registration statement,

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ACM shall determine for any reason not to register such securities, ACM may, at its election, give written notice of such determination to Holdings L.P. (if any Cursitor Unit Holders own any Registrable Securities) and to all Cursitor Transferees and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the registration expenses referred to in Section 3.2 incurred in connection therewith), (ii) if such registration statement relates to an underwritten offering, all holders of Registrable Securities requesting to be included in ACM's registration must sell their Registrable Securities to the Underwriters selected by ACM on the same terms and conditions as apply to ACM, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings, (iii) in the 12-month period following the first anniversary of the Closing Date, ACM shall not be obligated to include in any registration statement in respect of one or more Piggyback Registrations Registrable Securities representing in the aggregate greater than 50% of all Cursitor Units issued and outstanding as of the Closing Date and (iv) ACM shall not be obligated to include in any registration statement in respect of a Piggyback Registration any Cursitor Units that are eligible for resale under Rule 144. Any Cursitor Unit Holder or Cursitor Transferee, as the case may be, submitting a request pursuant to this Section 2.2 to include Registrable Securities in a registration may elect, by written notice no later than seven days prior to the anticipated effective date of the registration statement filed in connection with such registration, not to have such Registrable Securities registered in connection with such registration. In the event that any notice described in the previous sentence is given to ACM, the Cursitor Unit Holders or Cursitor Transferees giving such notice will bear all incremental costs incurred by ACM in connection with such registration resulting from the inclusion of the Registrable Securities that were not so registered.

         (b) If a registration pursuant to this Section 2.2 involves an underwritten offering and any lead Underwriter advises ACM in writing that, in its opinion, the number of securities to be included in such registration exceeds the number which can be sold in such offering without an adverse effect on the price, timing, or distribution of such offering, then the number of securities to be offered for the account of Cursitor Unit Holders or Cursitor Transferees, as the case may be, shall be reduced as necessary pro rata in proportion to the relative number of securities requested by each such holder to be included until the number of securities to be included in such registration no longer exceeds the number which, in the

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opinion of such lead Underwriter, can be sold in such offering.

         (c) No registration effected under this Section 2.2 shall be deemed to have been effected pursuant to Section 2.1 hereof or shall release ACM of its obligations to effect any Demand Registration upon request under Section 2.1 hereof.

                                     ARTICLE III

                               REGISTRATION PROCEDURES

         SECTION 3.1. FILING; INFORMATION. Subject to the limitations and restrictions set forth in Article II, whenever any Registrable Securities are to be registered pursuant to Section 2.1 or 2.2 of these Registration Rights, ACM will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto ACM will as expeditiously as reasonably possible:

         (a) prepare and file with the Commission as soon as practicable but not later than 60 days after a receipt of a request to file such registration statement (or if later, promptly following the expiration of any Block Period), a registration statement with respect to such Registrable Securities on a registration form appropriate for such registration and use its best efforts to cause such registration statement to become effective; provided however that such period will be increased to 90 days in the event that a form other than Form S-3 (or any successor) is applicable; PROVIDED further that before filing a registration statement or prospectus or any amendments or supplements thereto, ACM will furnish to any Cursitor Unit Holder requesting registration pursuant to Section 2.1 or
    2.2 of these Registration Rights and the Underwriters, if any, draft copies of all such documents proposed to be filed; if such requested registration is pursuant to Section 2.1 of these Registration Rights, such documents shall be so furnished a reasonable time prior to the filing thereof and will be subject to the reasonable review of such Cursitor Unit Holders, the Underwriters, if any, and their respective agents and representatives and ACM will not file any such registration statement or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference) to which such Cursitor Unit Holders shall reasonably object;

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         (b)  notify the Cursitor Unit Holders requesting such registration or their United States counsel, if any, identified by written notice to ACM as representing them in connection with such registration and (if requested) confirm such advice in writing, as soon as practicable after notice thereof is received by ACM (i) when the registration statement or any amendment thereto has been filed or becomes effective, and when the prospectus has been filed, (ii) of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (iii) of any stop order issued or threatened by the Commission in connection therewith, (iv) if at any time prior to the effectiveness of the registration statement or while Registrable Securities are being sold thereunder the representations and warranties of ACM contemplated by Section 5.1 cease to be true and correct, and (v) of the receipt by ACM of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any United States jurisdiction or the initiation or threatening of any proceeding for such purpose;

         (c) prepare and file with the Commission such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 45 days (or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold or withdrawn, but not prior to the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 (or any successor provision) thereunder, if applicable), cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any successor provision) under the Securities Act, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by ACM thereof set forth in such registration statement;

         (d) furnish to each Cursitor Unit Holder requesting such registration and the Underwriter or Underwriters, if any, without charge, one signed copy and such number of conformed copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and

                                          8

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    any amendments or supplements thereto, any documents incorporated by reference therein and such other documents as such Cursitor Unit Holder or such Underwriter may reasonably request to facilitate the disposition of the Registrable Securities (it being understood that ACM consents to the use of the prospectus (including the preliminary prospectus) and any amendment or supplement thereto by the Cursitor Unit Holders pursuant to such registration statement and the Underwriter or Underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);

         (e) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such United States jurisdictions as the Cursitor Unit Holders requesting such registration reasonably request and do any and all other acts and things that the Cursitor Unit Holders requesting such registration may reasonably be necessary or advisable to enable the such Cursitor Unit Holders to consummate the disposition in such jurisdictions of the Registrable Securities (PROVIDED that ACM will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

         (f) notify the Cursitor Unit Holders requesting such registration, at any time when a prospectus relating to such Registrable Securities is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such registration statement (as then in effect) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and, as promptly as possible thereafter, prepare and file with the Commission a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (g) make generally available to its security holders an earnings statement satisfying the provisions

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    of Section 11(a) of the Securities Act no later than 60 days after the end of the 12-month period beginning with the first day of ACM's first fiscal quarter commencing after the effective date of the registration statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if ACM timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 (or any successor provision) under the Securities Act as soon as possible;

         (h) use its best efforts to cause all such Registrable Securities to be listed or admitted for trading on the principal securities exchange or quotation system on which securities issued by ACM that are of the same class as the Registrable Securities are then listed or admitted;

         (i) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

         (j) to the extent necessary to enable the indicated Persons to comply with their respective obligations under the Securities Act, make available for inspection by the Cursitor Unit Holders requesting such registration any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such Cursitor Unit Holders or Underwriter all financial and other records, pertinent corporate documents and properties of ACM, and cause ACM's officers, directors, employees and independent certified public accountants to supply all such information reasonably requested by any such Cursitor Unit Holders, Underwriter, attorney, accountant or agent in connection with such registration statement;

         (k) obtain a "cold comfort" letter and updates thereof from ACM's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters; and

         (l) if Underwriters are engaged in connection with any registration referred to in these Registration Rights, ACM shall enter into underwriting or other agreements providing indemnification, representations, covenants, opinions and other assurance to the Underwriters in customary form and covering matters of the type customarily covered in such underwriting or other agreements.

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         ACM may require that each Cursitor Unit Holder or Cursitor Transferee desiring to sell Registrable Securities pursuant to Section 2.1 or 2.2 furnish to ACM such information regarding the distribution of such securities and such other information relating to such Cursitor Unit Holder or Cursitor Transferee and their ownership of Registrable Securities as ACM may from time to time reasonably request in writing. Each such Cursitor Unit Holder shall furnish such information to ACM and cooperate with ACM as necessary to enable ACM to comply with the provisions of these Registration Rights.

         Upon receipt of any notice from ACM of the happening of any event of the kind described in subsection (f) of this Section 3.1, the Cursitor Unit Holders and Cursitor Transferees selling Registrable Securities will forthwith discontinue disposition of the Registrable Securities until receipt of the copies of the supplemented or amended prospectus contemplated by subsection (f) of this Section 3.1 or until the Cursitor Unit Holders and Cursitor Transferees requesting such registration are advised in writing (the "Advice") by ACM that the use of the prospectus may be resumed, and have received copies of any additional or supplemental filings which are incorporated by reference in the prospectus and, if so directed by ACM, such Cursitor Unit Holder or Cursitor Transferee, as the case may be, will deliver to ACM all copies, other than permanent file copies then in each such Cursitor Unit Holder's or Cursitor Transferee's possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event that ACM shall give any such notice, the period mentioned in the subsection (c) of this Section 3.1 shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when such Cursitor Unit Holders and Cursitor Transferees shall have received the Advice and the copies of the supplemented or amended prospectus contemplated by subsection (f) of this Section 3.1.

         SECTION 3.2. REGISTRATION EXPENSES. (a) All expenses incident to ACM's performance of or compliance with these Registration Rights including, without limitation, all Commission and securities exchange or National Association of Securities Dealers, Inc. registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including without limitation, all salaries and expenses of ACM's officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with

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the listing of the securities to be registered, if any, on the principal securities exchange on which similar securities issued by ACM are then listed and reasonable fees and disbursements of counsel for ACM and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), Securities Act liability insurance (if ACM elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by ACM in connection with such registration, (but not including any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, which shall be paid by the Cursitor Unit Holders) and any reasonable out-of-pocket expenses of the Cursitor Unit Holders (all such expenses being herein called "Registration Expenses") will be borne by ACM.

         (b) Notwithstanding anything to the contrary in the immediately preceding paragraph, in connection with (i) a Demand Registration pursuant to
Section 2.1 hereof or (ii) a Piggyback Registration pursuant to Section 2.2 hereof, the Cursitor Unit Holders and Cursitor Transferees whose Units are included in any such registration shall be responsible for the fees and expenses of their own counsel and accountants and other out-of-pocket expenses incurred by themselves in connection with such registration.

                                      ARTICLE IV

                           INDEMNIFICATION AND CONTRIBUTION

         SECTION 4.1. INDEMNIFICATION BY ACM. ACM shall indemnify and hold harmless each Cursitor Unit Holder, its officers and directors, if any, and each Person, if any, who controls such Cursitor Unit Holder, if any, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if ACM shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to ACM or its attorneys, accountants or representatives by or on behalf of such Cursitor Unit Holder expressly for use therein; PROVIDED

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that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of such Cursitor Unit Holder if a copy of the prospectus (as amended or supplemented) was not provided to the relevant purchasers and such prospectus would have cured the defect giving rise to such loss, claim, damage or liability.

         SECTION 4.2.   INDEMNIFICATION BY CURSITOR UNIT HOLDERS.  Each
Cursitor Unit Holder whose Registrable Securities are sold in any offering pursuant to Section 2.1 or 2.2 hereof, shall severally but not jointly indemnify and hold harmless ACM, its officers and directors, the other Cursitor Unit Holders whose Registrable Securities are sold in such offering, their respective officers, directors and employees and each other Person who controls ACM or such other Cursitor Unit Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from ACM, but only with reference to information furnished in writing to ACM or its attorneys, accountants or representatives by or on behalf of such Cursitor Unit Holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. In no event shall the liability of any Cursitor Unit Holder hereunder be an amount greater than the dollar amount of the proceeds received by such Cursitor Unit Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

         SECTION 4.3. CONDUCT OF INDEMNIFICATION PROCEEDINGS. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to
Section 4.1 or 4.2, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing (PROVIDED that failure so to notify the Indemnifying Party shall not relieve it from any liability which it may have otherwise than on account of the indemnity provided for herein) and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and shall pay the reasonable fees and disbursements of such counsel related to such proceeding.
In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed promptly after they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

         SECTION 4.4. CONTRIBUTION. If the indemnification provided for in this Article IV is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by ACM, Cursitor Unit Holders and the Underwriters from the offering of the securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of ACM, Cursitor Unit Holders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by ACM, Cursitor Unit Holders and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by each of ACM and Cursitor Unit Holders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus, bear to the aggregate public offering price of the securities. The relative fault of ACM, Cursitor Unit Holders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         ACM and the Cursitor Unit Holders recognize that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Cursitor Unit Holder shall be required to contribute hereunder any amount in excess of the dollar amount by which the net proceeds (before deducting expenses) received by such Cursitor Unit Holder upon the sale of the Registrable Securities giving rise to such contribution obligation exceeds the amount of any damages which such Cursitor Unit Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                      ARTICLE V

                                    MISCELLANEOUS

         SECTION 5.1. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. (a) Any Cursitor Unit Holder may require that any registration pursuant to Section 2.1 be an underwritten registration. In the event such registration is an underwritten offering, ACM will enter into an underwriting agreement with the lead Underwriter or Underwriters for such offering, which lead Underwriter or Underwriters shall be selected in the manner set forth in Section 2.1 and which underwriting agreement shall be in customary form as described in Section 3.1(l). Cursitor Unit Holders selling Registrable Securities in such offering shall be party to such underwriting agreement and may require that any or all of the representations and warranties by, and the other agreements on the part of, ACM to and for the benefit of such Underwriters shall also be made to and for the benefit of such Cursitor Unit Holders and that any or all of the conditions precedent to the obligations of such Underwriters under such underwriting agreement be conditions precedent to the obligations of such Cursitor Unit Holders.

         (b) No Cursitor Unit Holder may participate in any underwritten registered offering contemplated hereunder unless such Cursitor Unit Holder
(a) agrees to sell its securities on the basis provided in any underwriting arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements and these Registration Rights.

         SECTION 5.2. CURSITOR TRANSFEREES. Any Person, other than Cursitor Unit Holders, acquiring from Cursitor Unit Holders any Registrable Securities, except for transferees acquiring Registrable Securities in an offering registered under the Securities Act or in a sale made pursuant to Rule 144 under the Securities Act, may elect, within 30 days of the date of the transfer to it of such Registrable Securities, to become entitled to these Registration Rights by sending written notification of such election to ACM (each such person, upon such election and so long as it holds Registrable Securities, being herein called a "Cursitor Transferee"). Each such Cursitor Transferee shall be bound by the terms of these Registration Rights and shall hold such Registrable Securities with all the rights conferred, and subject to all obligations and restrictions imposed, hereby.

         SECTION 5.3. RULE 144. ACM covenants that it will use its best efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as ACM may reasonably request, all to the extent required from time to time to enable Cursitor Unit Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by Rule 144 (or any successor provision) under the Securities Act. Upon the request of any Cursitor Unit Holder or any Cursitor Transferee, ACM will deliver to such Cursitor Unit Holder or Cursitor Transferee a written statement as to whether it has complied with such requirements.

         SECTION 5.4. HOLDBACK AGREEMENTS. The Cursitor Unit Holders agree not to, and to cause any Cursitor Transferees, not to, offer, sell, contract to sell or otherwise dispose of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 180-day period beginning on, the effective date of such registration statement other than the Registrable Securities to be sold pursuant to such registration statement.

         SECTION 5.5. NO INCONSISTENT AGREEMENTS. ACM will not enter into any agreement with respect to its securities which conflicts with the obligations of ACM pursuant to these Registration Rights.

         SECTION 5.6. TERM. For so long as any Cursitor Unit Holder owns any of the Registrable Securities, the rights and obligations of such Cursitor Unit Holder under these Registration Rights shall remain in effect.

         SECTION 5.7. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

         SECTION 5.8. REGULATORY FILING. Notwithstanding any other provisions of this Agreement, no provision of this Agreement which is of such a nature as to make the Agreement liable to registration under the U.K. Restrictive Trade Practices Act 1976 shall take effect until immediately after particulars thereof have been duly furnished to the Director General of Fair Trading pursuant to the said Act. For purposes of this Section 5.8, the term "Agreement" shall include the Transaction Agreement, the Limited Liability Company Agreement, the Employment Agreements, the First Services Agreement and the Second Services Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                             ALLIANCE CAPITAL MANAGEMENT L.P.

                             By Alliance Capital Management
                               Corporation, as General Partner


                             By:/s/ David R. Brewer, Jr.
                                ------------------------------
                                Title: Senior Vice President,
                                       General Counsel and
                                       Secretary


                             CURSITOR HOLDINGS, L.P.

                             By:/s/ Hugh Eaton
                                ------------------------------
                                Title: Chief Financial Officer


                             DURHAM SOFTWARE GROUP INC.


                             By:/s/
                                ------------------------------
                                Title:


                             THE ALEPPO TRUST
                             By:  NSP Trustees SA and Second
                                  Aspern Limited as Trustess

                             By:/s/ Peter E.F. Newbald
                                ------------------------------
                                Title: Authorized Signatory


                             THE NEWARK TRUST
                             By:  NSP Trustees SA and Second
                                  Aspern Limited as Trustess

                             By:/s/ Peter E.F. Newbald
                                ------------------------------
                                Title: Authorized Signatory


                                /s/ Eric Auboyneau
                                ------------------------------
                                ERIC AUBOYNEAU


                                /s/ Hugh M. Eaton III
                                ------------------------------
                                HUGH M. EATON III

                                /s/ Charles J.H. Gave
                                ------------------------------
                                CHARLES J.H. GAVE


                                /s/ John S. Ricciardi
                                ------------------------------
                                JOHN S. RICCIARDI


                                /s/ Jens Christian Sorenson
                                ------------------------------
                                JENS CHRISTIAN SORENSON


                                /s/ Ian Edward Lloyd
                                ------------------------------
                                IAN EDWARD LLOYD


                                /s/ Viplava Patel
                                ------------------------------
                                VIPLAVA PATEL


                                HMESLP, INC.


                             By:/s/ Hugh M. Eaton III
                                ------------------------------
                                Title:


                             RE TRUST
                             By:  NSP Trustees SA and Second
                                  Aspern Limited as Trustess

                             By:/s/ Peter E.F. Newbald
                                ------------------------------
                                Title: Authorized Signatory


                             RICHARD I. MORRIS, JR. L.P. TRUST


                             By:/s/
                                ------------------------------
                                Trustee

                                      SCHEDULE I


                             CURSITOR HOLDINGS, L.P.

                             DURHAM SOFTWARE GROUP INC.

                             WHITEDOORS LIMITED

                             ERIC AUBOYNEAU

                             HUGH M. EATON III

                             CHARLES J.H. GAVE

                             JOHN S. RICCIARDI

                             JENS CHRISTIAN SORENSON

                             IAN EDWARD LLOYD

                             VIPLAVA PATEL

                             HMESLP, INC.

                             RE TRUST

                             RICHARD I. MORRIS, JR. L.P. TRUST